Exhibit 99.2

Third Quarter 2018 Financial Results Conference Call

Disclaimer / Additional Information - Forward - Looking Statements – This presentation contains express or implied forward - looking statements within the Private Securities Litigation Reform Act of 1995 and other U . S . federal securities laws . These forward - looking statements include, but are not limited to, those statements regarding the proposed series of transactions, and timing of certain events associated therewith, with BNN Technologies PLC, or BNN, those statements regarding our belief that with an increasing number of companies having met their Electronic Logging Device, or ELD, mandate requirements, we are seeing a drop in demand and changes in customers’ needs, our belief that we expect to deliver on our backlog in the fourth quarter of 2018 , the timing of the release and success of new market initiatives, projects and product offerings and the potential for a second phase of additional trucks that may require compliance with the ELD mandate . Such forward - looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected . The forward - looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10 - K for the year ended December 31 , 2017 and in subsequent filings with the Securities and Exchange Commission . Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements whether as a result of new information, future events or otherwise - Additional Information and Where you can Find It – This presentation may be deemed to be solicitation material in respect of the proposed transaction with BNN Technology PLC (“BNN”) . In connection with the proposed transaction with BNN , if an agreement is consummated, MICT and BNN will prepare a proxy statement/prospectus for MICT’s stockholders and a registration statement on Form S - 4 to be filed with the SEC . MICT’s proxy statement/prospectus will be mailed to MICT’s stockholders that do not opt to receive the document electronically . MICT AND BNN URGE INVESTORS, STOCKHOLDERS AND OTHER INTERESTED PERSONS TO READ, WHEN AVAILABLE, THE PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION . This presentation is not a substitute for the registration statement, proxy statement, prospectus or any other document that MICT may file with the SEC or send to MICT shareholders in connection with the proposed transaction . MICT’s definitive proxy statement/prospectus, which will also be included in the registration statement if a definitive agreement is reached, will be mailed to stockholders of MICT as of a record date to be established for voting on the transactions described in this report . MICT’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to : MICT , Inc . , 28 West Grand Avenue, Suite 3 , Montvale NJ 07645 . These documents, once available, can also be obtained, without charge, at the SEC’s web site ( http : // www . sec . gov ) 2

- P articipants in the Solicitation – MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the transactions if a definitive agreement is reached . Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC . You can find information about MICT’s executive officers and directors in its Annual Report on Form 10 - K, which was filed with the SEC on April 13 , 2018 . After such filing, you can obtain free copies of these documents from MICT using the contact information above . - N on - Solicitation – This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Micronet or BNN , nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended . - Important Information about the Tender Offer – THE TENDER OFFER REFERRED TO IN THIS PRESENTATION HAS NOT YET COMMENCED . THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR PURCHASE, OR THE SOLICITATION OF TENDERS WITH RESPECT TO THE SHARES OF MICT . NO OFFER, SOLICITATION, PURCHASE OR SALE WILL BE MADE IN ANY JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL . THE OFFER WILL BE MADE SOLELY PURSUANT TO THE OFFERING DOCUMENTS . THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFERING DOCUMENTS AND TO CONSULT THEIR INVESTMENT AND TAX ADVISORS BEFORE MAKING ANY DECISION REGARDING THE TENDER OF THEIR SHARES . IF THE TENDER OFFER IS COMMENCED, A TENDER OFFER STATEMENT ON SCHEDULE TO (THE “TENDER OFFER STATEMENT”) WILL BE FILED WITH THE SEC . IN ADDITION, FOLLOWING DEFINITIVE DOCUMENTATION, MICT INTENDS TO FILE WITH THE SEC A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14 D - 9 WITH RESPECT TO THE TENDER OFFER . THE TENDER OFFER STATEMENT, INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL, AND OTHER RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT OF MICT ON SCHEDULE 14 D - 9 , WILL ALSO BE AVAILABLE TO MICT’S STOCKHOLDERS AT NO CHARGE ON THE SEC’S WEBSITE AT WWW . SEC . GOV

4 ▪ With an increasing number of companies having met their ELD mandate requirements, we are now seeing a drop in demand and change in customers’ needs ▪ MICT experienced a decrease in revenues and gross margins as compared to Q3 2017 ▪ Q3 2018 revenues decreased by 60% to $2.2 million as compared to Q3 2017 revenues of $5.5 million ▪ Gross profit decreased by 96% to $0.05 million in Q3 2018 as compared to $1.5 million in Q3 2017 ▪ Gross margin decreased to 2% in Q3 2018 from 27% in Q3 2017 ▪ Backlog was $0.6 million as of September 30, 2018 compare to $2 million in June 30, 2018 ▪ Revenue increased by 8% to $12.9 million in the first nine months of 2018 as compared to $12.0 million in the first nine months of 2017 ▪ Gross profit increased 22% to $3.3 million in the first nine months of 2018 as compared to $2.7 million for the first nine months of 2017 ▪ Gross profit margin was 26% in the first nine months of 2018 as compared to 22% in the first nine months of 2017 MICT, Inc. Q3 2018 & 9 - Month Results

Micronet Ltd. Market Status & Business Development 5 ▪ New orders were slower than expected ▪ Gaining traction with new marketplace initiatives that include co - marketing, subcontracting and distribution agreements ▪ Working on long term customer acquisition with larger fleets under management in the U.S. and Europe ▪ Strong Interest from the market for our Smart Connected Camera, that is due to be commercial during 2019 and will enable services such as ADAS, Driver Awareness and other applications as part of Fleet Management. ▪ Next - generation LTE certification is nearly complete ▪ Strategic partnership agreement with established ASP in the space to launch Android - based Smart dual camera for ADAS and real time vision analytics.

R&D, New Product Development 6 ▪ New products to drive revenues are in development ▪ Micronet Marketplace Backoffice Commercial Website ▪ Building back - end system to launch and sell telematics applications for the MRM market, focusing on video based apps ▪ TAB8 ▪ Expect prototype to be ready Q2 2019 and mass production 2 nd half of 2019 ▪ Micronet Smart Camera ▪ Expect mass production during second half of 2019 ▪ ELD tailwind ▪ Second phase - another bulk of 1 - 2 million trucks are required to meet the ELD mandate by December 2019 ▪ Bigger fleets than in phase one, more suitable for Micronet’s products

Q3 2017 vs. Q3 2018 and Q2 2018 Revenues 7 $5.47 $4.70 $2.22 $0 $1 $2 $3 $4 $5 $6 Q3 2017 Q2 2018 Q3 2018 (in millions) Revenues for Q3 2017 vs. Q3 2018 and Q2 2018

9 - Month Revenues 8 $11.94 $12.90 $0 $2 $4 $6 $8 $10 $12 $14 2017 2018 (in millions) Revenue for nine months ended September 30, 2018 and September 30, 2017

9 Income Statement Highlights (in 000s except share and per share data) Nine months ended September 30, Three months ended September 30, 2018 2017 2018 2017 Revenues $ 12,897 $ 11,937 $ 2,216 $ 5,473 Cost of revenues 9,589 9,286 2,162 3,969 Gross profit 3,308 2,651 54 1,504 Operating expenses: Research and development 1,457 1,430 425 526 Selling and marketing 1,217 1,330 383 480 General and administrative 5,070 3,077 2,544 1,033 Amortization of intangible assets 652 737 214 267 Total operating expenses 8,396 6,574 3,566 2,306 Loss from operations (5,088) (3,923) (3,512) (802) Financial expenses, net 956 177 104 134 Loss before provision for income taxes (6,044) (4,100) (3,616) (936) Provision for income taxes 566 4 562 7 Net loss from continued operation (6,610) (4,104) (4,178) (943) Net profit (loss) from discontinued operation (includes capital gain from disposal amounting to $6,844) 4,894 (1,738) - (609) Total net loss (1,716) (5,842) (4,178) (1,552) Net loss attributable to non-controlling interests (1,726) (1,604) (1,542) (257) Net profit (loss) attributable to MICT, Inc. 10 (4,238) (2,636) (1,295) Earnings (loss) per share attributable to MICT, Inc. Basic and diluted loss per share from continued operation $ (0.54) $ (0.37) $ (0.28) $ (0.09) Basic and diluted earnings (loss) per share from discontinued operation 0.54 (0.26) - (0.08) Weighted average common shares outstanding: 9,107,034 6,778,300 9,342,155 7,213,924

Non - GAAP (in 000s except share and per share data) 10 Three months ended September 30, (Dollars in thousands, other than share and per share amounts) 2018 2017 GAAP net loss from continued operation $ (4,178) $ (943) GAAP net loss attributable to non-controlling interests (1,542) (257) GAAP net (loss attributable to MICT, Inc. continued operation $ (2,636) $ (686) Amortization of acquired intangible assets 107 134 Stock-based compensation and shares issued to service providers 498 22 Income tax-effect of above non-GAAP adjustments - - Total Non-GAAP net loss attributable to MICT, Inc. $ (2,031) $ (530) Non-GAAP net loss per share attributable to MICT, Inc. continued operation (0.22) (0.07) Shares used in per share calculations 9,342,115 7,213,294 GAAP net loss per share attributable to MICT, Inc. continued operation (0.28) (0.09) Shares used in per share calculations 9,342,115 7,213,294

Non - GAAP (in 000s except share and per share data) 11 Nine months ended September 30, (Dollars in thousands, other than share and per share amounts) 2018 2017 GAAP net loss from continued operation $ (6,610) $ (4,104) GAAP net loss attributable to non-controlling interests (1,726) (1,604) GAAP net loss attributable to MICT, Inc. from continued operation $ (4,884) $ (2,500) Amortization of acquired intangible assets 325 384 Stock-based compensation and shares issued to service providers 617 74 Income tax-effect of above non-GAAP adjustments - (3) Total Non-GAAP net loss attributable to MICT, Inc. $ (3,942) $ (2,045) Non-GAAP net loss per share attributable to MICT, Inc. continued operation (0.43) (0.30) Shares used in per share calculations 9,107,034 6,778,300 GAAP net loss per share attributable to MICT, Inc. continued operation (0.54) (0.37) Shares used in per share calculations 9,107,034 6,778,300

Balance Sheet September 30, 2018 December 31, 2017 Cash, cash equivalents and restricted cash $2.5 M $2.4 M Trade accounts receivable, net $2.9 M $5.2 M Bank & other debts $6.2M $5.2M Net working capital $3.2M $3 M Stockholders’ equity $4.9 M $6.0 M 12

Thank You 13 Q & A